SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                            INTEGRA BANK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1)       Title of each class of securities to which transaction applies:

             -------------------------------------------------------------------

    2)       Aggregate number of securities to which transaction applies:

             -------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             -------------------------------------------------------------------

    4)       Proposed maximum aggregate value of transaction:

             -------------------------------------------------------------------

    5)       Total fee paid:

             -------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)       Amount Previously Paid:

             -------------------------------------------------------------------

    2)       Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------

    3)       Filing Party:

             -------------------------------------------------------------------

    4)       Date Filed:

             -------------------------------------------------------------------

[INTEGRA BANK CORPORATION LOGO]

21 S. E. THIRD STREET
EVANSVILLE, INDIANA 47708
812-464-9677

March 25, 2004

Dear Fellow Shareholder:

On behalf of your Board of Directors, you are cordially invited to attend the Annual Meeting of Shareholders of Integra Bank Corporation. We will hold the meeting on Wednesday, April 21, 2004 in Ballroom B, C, D of the Evansville Auditorium and Convention Centre, "The Centre". Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and in the Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, please vote your shares as soon as possible to ensure they are represented at the meeting. Please complete, sign, date and return the enclosed proxy card. If you hold shares of Integra Bank Corporation Common Stock directly in your name, you may also vote over the Internet. If Internet voting is available to you, voting instructions are printed on the proxy card sent to you.

I encourage you to receive future Integra Bank Corporation proxy statements, summary annual reports to shareholders, Forms 10-K and related materials electronically and help us save costs in producing and distributing these materials. If you wish to receive future shareholder materials electronically, please refer to the section entitled "Can I receive future Proxy Statements and Annual Reports electronically?" on page 2 of the Proxy Statement for instructions.

We have provided space on the proxy card for comments. We urge you to use it to let us know your feelings about the Company or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write to us directly.

Thank you for your continued interest and support of Integra Bank Corporation.

Sincerely,

/s/ Michael T. Vea
--------------------------------
Michael T. Vea
Chairman, President and Chief Executive Officer

                            INTEGRA BANK CORPORATION
                              21 S. E. THIRD STREET
                            EVANSVILLE, INDIANA 47708

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      DATE:  Wednesday, April 21, 2004

      TIME:  9:30 a.m. CDT

      PLACE: Evansville Auditorium and Convention Centre ("The Centre")
             Ballroom B, C, D
             715 Locust Street
             Evansville, Indiana 47708

ITEMS OF BUSINESS:    1. To elect four directors, each to serve a term
                         expiring at the 2007 Annual Meeting of Shareholders.

                      2. To ratify the appointment of PricewaterhouseCoopers
                         LLP as the Company's independent auditors for 2004.

                      3. To transact such other business that may properly be
                         brought before the meeting.

      RECORD DATE:    You may vote at the meeting if you were a shareholder of
                      record at the close of business on February 20, 2004.

  VOTING BY PROXY:    If you cannot attend the annual meeting in
                      person, you may vote your shares over the Internet by no later than 11:59 p.m. EDT on April 20, 2004 (as directed on the enclosed proxy card), or by completing, signing and promptly returning the enclosed proxy card by mail.
                      We encourage you to vote by Internet in order to reduce our mailing and handling expenses. If you choose to submit your proxy by mail, we have enclosed an envelope, for which no postage is required if mailed in the United
                      States.

                                            By Order of the Board of Directors,

                                            /s/ Martin M. Zorn
                                            ------------------------------------
                                            Martin M. Zorn
                                            Secretary

MARCH 25, 2004

                                  PROXY STATEMENT
                                 TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
GENERAL INFORMATION.............................................................       1

   Questions and Answers About The Annual Meeting and Voting....................       1

   Security Ownership of Management and Principal Owners........................       3

   Section 16 (a) Beneficial Ownership Reporting Compliance.....................       4

   Incorporation By Reference...................................................       4

   Other Matters................................................................       4

BOARD OF DIRECTORS..............................................................       5

   General......................................................................       5

   Corporate Governance Developments............................................       5

   Committees...................................................................       6

   Nominees and Continuing Directors............................................       8

   Director Compensation........................................................       9

COMPENSATION OF EXECUTIVE OFFICERS..............................................       10

   Summary Compensation Table...................................................       10

   2003 Stock Option Grants.....................................................       11

   2003 Stock Option Exercises and Year-End Values..............................       12

   Long-Term Incentive Plan Benefits............................................       12

   Equity Compensation Plan Information.........................................       13

   Employment Agreements........................................................       13

   Other Compensation Plans.....................................................       14

   Report of the Compensation Committee on Executive Compensation...............       15

AUDIT-RELATED MATTERS...........................................................       17

   Report of the Audit Committee................................................       17

   Principal Accounting Firm Fees...............................................       18

   Pre-Approval Policies and Procedures.........................................       18

COMPARATIVE STOCK PERFORMANCE...................................................       19

TRANSACTIONS WITH MANAGEMENT....................................................       19

PROPOSALS FOR SHAREHOLDER ACTION AT THE MEETING.................................       20

   Proposal 1:  Election of Four Directors......................................       20

   Proposal 2:  Ratification of Appointment of Independent Auditors.............       20

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING...................................       20

Exhibit A.......................................................................      A-1

                            INTEGRA BANK CORPORATION
                               EVANSVILLE, INDIANA

                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Integra Bank Corporation (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, April 21, 2004 in accordance with the foregoing notice. This Proxy Statement and the enclosed proxy card are first being mailed or given to shareholders on or about March 25, 2004.

            QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

WHO MAY VOTE AT THE MEETING?

Only shareholders of record at the close of business on February 20, 2004 will be eligible to vote at the Annual Meeting or any adjournment thereof.

As of February 20, 2004, the Company had 17,327,430 shares of common stock outstanding. On all matters including the election of directors, each shareholder will have one vote for each share held.

WHAT ARE MY VOTING RIGHTS?

Holders of our common stock are entitled to one vote per share. Therefore, a total of 17,327,430 votes are entitled to be cast at the meeting. There is no cumulative voting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

In accordance with our bylaws, a quorum will be present if the holders of a majority of the outstanding shares of common stock are present at the meeting, in person, or by proxy.

WHAT VOTE IS REQUIRED FOR THE ELECTION OF DIRECTORS OR FOR A PROPOSAL TO BE APPROVED?

Directors will be elected by a plurality of the votes cast by the shares entitled to vote at the meeting. The ratification of the appointment of independent auditors requires that the number of votes in favor of the proposal be greater than the number opposing it.

HOW ARE VOTES COUNTED?

All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted as recommended by the Board of
Directors: "FOR" the four nominees for terms ending in 2007 and "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2004.

A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. The non-voting of shares or abstentions will not affect the outcome of any of the matters scheduled to be considered at the meeting because none of those matters require the affirmative vote of a specified number of shares.

CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

If you are a shareholder of record, you may vote your shares in person at the meeting by completing a ballot at the meeting. Even if you currently plan to attend the meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?

The Board of Directors recommends a vote:

-        "FOR" each of the nominees of the Board;

- "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2004.

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?

The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instructions, the proxy will be voted:

-        "FOR" the election of the four nominees of the Board; and

-        "FOR" the ratification of the appointment of the independent auditors.

CAN I CHANGE MY VOTE AFTER SUBMITTING MY PROXY?

Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Company prior to the exercise of the proxy or by voting in person at the meeting.

HOW ARE VOTING RESULTS RELEASED?

The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2004.

WHO PAYS FOR THE COST OF PROXY PREPARATION AND SOLICITATION?

The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company. All costs associated with the solicitation will be borne by the Company. Employees of the Company or its subsidiaries, without additional compensation, may solicit proxies, either personally, by letter or by telephone.

CAN I RECEIVE FUTURE PROXY STATEMENTS AND ANNUAL REPORTS ELECTRONICALLY?

Yes. If you are a shareholder of record, you may request and consent to electronic delivery of future proxy statements, annual reports, Forms 10-K and other shareholder communications by marking the "Electronic Access" box on your proxy card or by contacting our Transfer Agent, Integra Bank Wealth Management Division, by calling (812) 464-9668 or toll-free at (877) 642-9664 or by writing: Integra Bank N.A., Wealth Management Division, 21 S. E. Third Street, P.O. Box 868, Evansville, Indiana 47705-0868. If your shares are held in street name, please contact your broker or other nominee and ask about the availability of electronic delivery.

              SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL OWNERS

The following table sets forth as of February 1, 2004, the number of shares of common stock of the Company beneficially owned by the directors and nominees, the Named Executive Officers listed in "Compensation of Executive Officers", and all directors and executive officers as a group. There is no person or group of persons known to management who beneficially owned more than 5% of the outstanding common stock of the Company.

                                      AMOUNT AND NATURE OF
                                         COMMON STOCK
NAME OF BENEFICIAL OWNER            BENEFICIAL OWNERSHIP (1)            PERCENT OF CLASS
------------------------            ------------------------            ----------------
Sandra Clark Berry                        528,010  (2)                        3.0%
Archie M. Brown                            51,155  (3)                         *
Charles A. Caswell                         11,239  (4)                         *
H. Ray Hoops                                5,390                              *
D. Michael Kramer                          50,956  (5)                         *
George D. Martin                          156,373  (6)                         *
Thomas W. Miller                          116,518  (7)                         *
Ronald G. Reherman                         11,242  (8)                         *
Richard M. Stivers                          5,580  (9)                         *
Robert W. Swan                              2,621 (10)                         *
Robert D. Vance                           775,219 (11)                        4.5%
Michael T. Vea                            214,772 (12)                        1.2%
William E. Vieth                           54,582 (13)                         *
Daniel T. Wolfe                            47,444                              *
Martin M. Zorn                             39,085 (14)                         *

All directors and executive             2,070,853 (15)                       11.7%
  officers as a group (16 persons)

* Represents less than one percent of the shares of Common Stock outstanding as of February 1, 2004.

(1) The nature of beneficial ownership, unless otherwise noted, represents sole voting and investment power.

(2) Includes 65,826 shares with sole voting and investment power; and 462,184 shares with shared voting and investment power as attorney-in-fact for mother.

(3) Includes 10,130 shares with sole voting and investment power; 2,692 shares acquired under the 401(k) Plan as of December 31, 2003; and 38,333 shares that Mr. Brown has rights to acquire under stock options currently exercisable or exercisable within 60 days.

(4) Includes 1,536 shares with sole voting and investment power; 2,200 with shared voting and investment power; 837 shares acquired under the 401(k) Plan as of December 31, 2003; and 6,666 shares that Mr. Caswell has rights to acquire under stock options currently exercisable or exercisable within 60 days.

(5) Includes 2,351 shares with sole voting and investment power; 2,772 shares acquired under the 401(k) Plan as of December 31, 2003; and 45,833 shares that Mr. Kramer has rights to acquire under stock options currently exercisable or exercisable within 60 days.

(6) Includes 139,273 shares with sole voting and investment power; 15,000 shares with sole voting and investment power by spouse; and 2,100 shares indirectly owned through Dawson-Martin Partnership of which Mr. Martin is a partner.

(7) Includes 113,537 shares with sole voting and investment power; and 2,981 shares with sole voting and investment power by children.

(8) Includes 3,904 shares with sole voting and investment power; and 7,338 shares with shared voting and investment power with spouse.

(9)   Represents shared voting and investment power with spouse.

(10) Includes 21 shares with sole voting and investment power; and 2,600 shares with shared voting and investment power with spouse.

(11) Includes 743,260 shares with sole voting and investment power; 22,509 shares with sole voting and investment power by spouse; and 9,450 shares that Mr. Vance has rights to acquire under stock options currently exercisable.

(12) Includes 15,589 shares with sole voting and investment power; 600 shares with shared voting and investment power with spouse; and 198,583 shares that Mr. Vea has rights to acquire under stock options currently exercisable or exercisable within 60 days.

(13) Includes 105 shares with sole voting and investment power and 10,333 shares that Mr. Vieth has rights to acquire under stock options currently exercisable. Also includes 44,144 shares with sole voting and investment power by spouse as trustee. Mr. Vieth disclaims beneficial ownership of such shares.

(14) Includes 9,903 shares with sole voting and investment power; 300 shares with shared voting and investment power with spouse; 549 shares acquired under the 401(k) Plan as of December 31, 2003; and 28,333 shares that Mr. Zorn has rights to acquire under stock options currently exercisable or exercisable within 60 days.

(15) Includes 338,198 shares that may be acquired under stock options currently exercisable or exercisable within 60 days.

            SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires certain of the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act by those required to file have been complied with, except that Sheila A. Stoke, Senior Vice President and Controller filed a late Form 4 reporting grant of stock options.

                           INCORPORATION BY REFERENCE

To the extent this Proxy Statement has or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled "Report of the Compensation Committee on Executive Compensation", "Report of the Audit Committee", and "Comparative Stock Performance" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                                  OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A COPY OF THE COMPANY'S 2003 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) HAS BEEN SENT TO SHAREHOLDERS. EXHIBITS TO THE 10-K WILL BE MADE AVAILABLE UPON REQUEST, EXCEPT THAT THE COMPANY RESERVES THE RIGHT TO CHARGE A REASONABLE ADMINISTRATIVE FEE FOR COPYING AND MAILING COSTS. ADDRESS ALL REQUESTS, IN WRITING, FOR THIS DOCUMENT TO SECRETARY, INTEGRA BANK CORPORATION, 21 S. E. THIRD STREET, P. O. BOX 868, EVANSVILLE, INDIANA 47705-0868. THE ANNUAL REPORT ON FORM 10-K CAN ALSO BE ACCESSED THROUGH THE COMPANY'S WEBSITE, HTTP://WWW.INTEGRABANK.COM.

                               BOARD OF DIRECTORS

                                     GENERAL

The business of the Company is managed under the direction of the Board of Directors. It has responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on those matters which require Board approval. It also holds special meetings when an important matter or required Board action arises between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility.

The Board of Directors currently consists of eleven members. The same persons that serve as directors of the Company also serve as the directors of the Company's principal subsidiary, Integra Bank N.A. (the "Bank"). The Board is classified into three classes serving staggered three-year terms. Directors who reach retirement age during their term in office are to retire from the Board at the first annual meeting of shareholders after they reach the age of 70.

During 2003, the Board of Directors met twelve times. Directors are expected to attend Board meetings and meetings of the committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Each of the incumbent directors attended at least 75% of the aggregate number of meetings of the Board and committees on which he or she served. Directors are also expected to attend the annual meeting of shareholders. All directors attended the 2003 annual meeting of shareholders with the exception of Mr. Wolfe.

                        CORPORATE GOVERNANCE DEVELOPMENTS

Although the Company has always placed a high priority on corporate governance, during 2003 the Board of Directors took a number of steps to ensure that our governance policies and structures comply with the requirements of the Sarbanes Oxley Act of 2002, the rules promulgated by the Securities and Exchange Commission and the revised listing standards of the Nasdaq stock market. Some of the steps included those described in this section and elsewhere in this proxy statement.

The Board of Directors held a retreat during the year at which directors focused on strategic issues, compensation policies and corporate governance matters. The retreat led to the adoption of written Corporate Governance Principles which spelled out enhanced standards for "independent" directors, established procedures to enhance communications with shareholders, set stock ownership requirements for management and addressed other matters. The current version of our Corporate Governance Principles may be viewed online on the Company's website at www.integrabank.com under "Corporate Governance" in the Investor Relations section.

The Board of Directors began holding executive sessions among the non-employee directors. The purposes of the executive sessions are to develop a consensus on key issues and facilitate a free discussion and evaluation of proposals from management. As contemplated in the Corporate Governance Principles, the non-employee directors have designated Robert D. Vance as Presiding Independent Director. Mr. Vance's responsibilities are to chair the executive sessions, serve as the principal liaison between the non-employee directors and senior management and work with the Chairman of the Board to finalize information flow to the directors, the content of meeting agendas and proposed meeting schedules. During 2003, the non-employee directors met four times in executive sessions.

As required by the Corporate Governance Principles, the Board has determined that a substantial majority of the directors meet the enhanced definition of "independent" as defined in the recently revised listing rules for the stock exchange. Based on the information furnished by the directors, the Board determined that all of the current directors, with the exception of Messrs. Vea and Vieth, meet these standards. All members of the Board's Audit Committee, Compensation Committee and Nominating and Governance Committee are independent directors.

The Board of Directors has approved a Code of Business Conduct and Ethics that applies to all directors and employees of the Company and the Bank. A copy of this code was filed as an exhibit to the Company's Annual

Report on Form 10-K for the year ended December 31, 2003 and may be viewed online on the Company's website at www.integrabank.com under "Corporate Governance" in the Investor Relations section.

To better align the interests of management with shareholders, the Corporate Governance Principles provide that directors and executive officers are expected to own specified amounts of the Company's common stock. Directors are expected to own shares with an aggregate value equal to $100,000 within five years of being elected a director. Executive officers are expected to own shares equal to a specified multiple of base salary, depending upon the management level, to be achieved by the later of the end of 2007 or five years from the date of initial employment.

To assist directors in performing their responsibilities, the Board has conducted a number of training sessions both at the Board retreat and Board meetings on such topics as fiduciary duties, compensation philosophies and disclosure requirements. Members of the Board have joined nationally recognized organizations for corporate and bank directors. The Company has encouraged directors to attend seminars in specialized areas during the year.

The Board has implemented a process by which shareholders may send communications to the Board's attention. Any shareholder desiring to communicate with the Board or any director, should send their communication to Integra Bank Corporation, Board of Directors, c/o Secretary, P.O. Box 868, Evansville, Indiana 47705-0868. The Board has instructed the Secretary to promptly forward all such communications to the addressees.

                                   COMMITTEES

The Board of Directors of the Company has five principal standing committees - Audit, Compensation, Nominating and Governance, Credit and Risk Management, and ALCO and Finance. These are joint committees with the Board of Directors of the Bank. The table below provides the current membership and meeting information for each of the committees of the Board of Directors.

                                                        NOMINATING AND      CREDIT AND RISK      ALCO AND
     NAME                AUDIT       COMPENSATION         GOVERNANCE*          MANAGEMENT        FINANCE
------------------       -----       ------------       --------------      ---------------      --------
Sandra Clark Berry                                                                 X
H. Ray Hoops                              X                 Chair
George D. Martin                                              X                  Chair
Thomas W. Miller                          X                                        X
Ronald G. Reherman         X
Richard M. Stivers                      Chair                 X                                     X
Robert W. Swan           Chair                                X
Robert D. Vance**                                             X                                   Chair
Michael T. Vea
William E. Vieth                                                                   X               X
Daniel T. Wolfe            X                                                       X

Meetings held in
fiscal 2003               18              13                  1                    12             14

* The Executive Committee met three times in 2003. With the formation of the Nominating and Governance Committee, the Executive Committee was eliminated.

**   Presiding Independent Director.

AUDIT COMMITTEE

The Audit Committee acts under a written charter, which is attached as Exhibit A and may be viewed online on the Company's website at www.integrabank.com under "Corporate Governance" in the Investor Relations section. The principal functions of the Audit Committee, which consists solely of "independent" directors as defined in the Nasdaq Stock Exchange listing rules, are to assist the Board of Directors in monitoring (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; (2) the independent auditor's qualifications and independence; (3) the performance of the Company's internal audit function; (4) the performance of the independent auditor; and (5) the Company's compliance with legal and regulatory requirements. The Board of Directors has designated Mr. Swan as an "audit committee financial expert." The Report of the Audit Committee appears on page 17 of this Proxy Statement.

COMPENSATION COMMITTEE

The Compensation Committee acts under a written charter, which may be viewed online on the Company's website at www.integrabank.com under "Corporate Governance" in the Investor Relations section. The principal functions of the Compensation Committee, which consists solely of "independent" directors as defined in the Nasdaq Stock Exchange listing rules, are to (1) determine the compensation payable to executive officers; (2) evaluate the performance of the Chief Executive Officer and the relationship between performance and the Company's compensation policies for the Chief Executive Officer and other executive officers; (3) issue reports in accordance with SEC rules regarding compensation policies; and (4) approve and administer stock-based, profit-sharing and incentive compensation plans. The Report of the Compensation Committee on Executive Compensation appears on page 15 of this Proxy Statement.

NOMINATING AND GOVERNANCE COMMITTEE

On October 15, 2003, the Board of Directors approved the establishment of the Nominating and Governance Committee. The Nominating and Governance Committee acts under a written charter, which may be viewed online on the Company's website at www.integrabank.com under "Corporate Governance" in the Investor Relations section. The principal functions of the Nominating and Governance Committee are to (1) assist the Boards by identifying individuals qualified to become Board members and to recommend to the Boards the director nominees for election or appointment; (2) develop and recommend to the Boards Corporate Governance Principles and a Code of Business Conduct and Ethics; (3) lead the Boards in their annual self-evaluation and performance; (4) recommend members and chairs for each standing committee; (5) determine and evaluate succession plans for the Chief Executive Officer; and (6) oversee compliance with key regulatory issues.

The Nominating and Governance Committee, with the active assistance of the Chairman, is responsible for screening and recommending possible nominees for director. The Nominating and Governance Committee has not established minimum qualifications for director nominees; however, the criteria for evaluating all candidates, which are reviewed annually, include such factors as areas of expertise, ownership in the Company, community service, other board experiences and geographic, occupational, gender, race and age diversity. The Nominating and Governance Committee has not paid any third party a fee to assist in the process of identifying or evaluating candidates. The Nominating and Governance Committee will consider candidates recommended by shareholders. A shareholder who wishes to recommend a director candidate for consideration by the Nominating and Governance Committee should send such recommendation addressed to: Secretary, Integra Bank Corporation, P.O. Box 868, Evansville, Indiana 47705-0868, who will forward it to the Committee. Any such recommendation should include a description of the candidate's qualifications for board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, and addresses and telephone numbers for contacting the shareholder and the candidate for more information. A shareholder who wishes to nominate an individual as a director candidate at the annual meeting of shareholders, rather than recommend the individual to the Nominating and Governance Committee as a nominee, must comply with the advance notice and eligibility requirements contained in Articles II, Section 9 of the Company's Bylaws, a copy of which is available on request addressed to: Secretary, Integra Bank Corporation, P.O. Box 868, Evansville, Indiana 47705-0868. The Company has not received director candidates put forward by a shareholder or group of shareholders who beneficially own more than 5% of the Company's common stock.

CREDIT AND RISK MANAGEMENT COMMITTEE

The principal functions of the Credit and Risk Management Committee are to (1) review and approve all policies with regard to loan and risk management; (2) make amendments to such policies; and (3) exercise all other powers of the Boards of Directors that may lawfully be delegated to it regarding loans and risk management.

ALCO AND FINANCE COMMITTEE

The principal functions of the ALCO and Finance Committee are to assist the Boards of Directors in fulfilling their oversight responsibilities with regard to (1) asset and liability management; (2) capital and dividend planning; (3) liquidity adequacy; (4) budgeting and forecasting; and (5) contingency planning with respect to the foregoing.

                        NOMINEES AND CONTINUING DIRECTORS

NOMINEES FOR TERMS ENDING IN 2007

DR. H. RAY HOOPS: Age 64, director since 1996. Dr. Hoops is President of University of Southern Indiana, a position he has held since 1994.

RONALD G. REHERMAN: Age 68, director since 1985. Mr. Reherman is a Private Investor and retired Chairman of the Board, President and Chief Executive Officer of SIGCORP, Inc., a gas and electric public utility holding company, positions he held from 1996 until March 2000. Mr. Reherman also served as Chairman of the Board, Southern Indiana Gas and Electric Company (SIGECO), a public utility from 1997 until March 2000; and President and Chief Executive Officer, SIGECO from 1990 until September 1997.

ROBERT W. SWAN: Age 56, director since 2001. Since 1995, Mr. Swan has served as Senior Partner, Kemper CPA Group LLP, a public accounting firm. He joined the partnership in 1983.

ROBERT D. VANCE: Age 63, director since 1998. Mr. Vance is a Private Investor and retired Interim Chairman of the Board and Interim Chief Executive Officer of the Company, a position he held from February 1999 to September 1999. He also served as Senior Vice President, National City Bancshares, Inc. from August 1998 to February 1999 and Chairman and Chief Executive Officer, Community First Financial, Inc., a bank holding company, from 1987 to August 1998.

CONTINUING DIRECTORS - TERMS ENDING IN 2005

GEORGE D. MARTIN: Age 56, director since 1998. Since 1970, Mr. Martin has served as Member, R. R. Dawson Bridge Co., LLC, a bridge construction firm. He also serves as President, R. R. Dawson Realty, Inc., a position he has held since 1973. From 1995 until 2001, Mr. Martin served as Member, Dabney Group LLC.

WILLIAM E. VIETH: Age 62, director since 2002. Mr. Vieth is a Private Investor and retired Chairman of the Board of Integra Bank N.A., a position he held from 2000 to 2001. From 1965 to 1996, he served in various capacities at Citizens National Bank, including President, CNB Bancshares, Inc.; Chairman, Citizens National Bank; and President and CEO, Citizens National Bank.

DANIEL T. WOLFE: Age 45, director since 2002. Since 1980, Mr. Wolfe has served as Vice President, Chief Operating Officer and General Manager of Wolfe's Terre Haute Auto Auction, an automobile auction company. He also serves as President, Chief Operating Officer and General Manager of Wolfe's South Bend Auto Auction; Vice President, Wolfe's Evansville Auto Auction; and President, El Lobo Inc., an automobile dealership.

CONTINUING DIRECTORS - TERMS ENDING IN 2006

SANDRA CLARK BERRY: Age 43, director since 2002. Mrs. Berry is a Private Investor and also is a Registered Nurse with Trover Foundation, a position she has held since April 2001. Mrs. Berry was the Executive Vice President, West Kentucky Bank from January 1999 until January 2001, and Cashier of West Kentucky Bank from January 1997 until December 1998. She served as Director of Webster Bancorp from January 1999 until January 2001, and as Secretary of Webster Bancorp from January 1997 until January 2001.

THOMAS W. MILLER: Age 55, director since 2002. Since 1999, Mr. Miller has served as President and Attorney, Miller, Griffin & Marks, P.S.C., a law firm. He joined the firm in 1974.

RICHARD M. STIVERS: Age 54, director since 2002. Mr. Stivers is Senior Vice President and Chief Financial Officer, Deaconess Health System, Inc., a health care organization. He has held these positions since 1988.

MICHAEL T. VEA: Age 45, director since 1999. Mr. Vea is Chairman of the Board, President and Chief Executive Officer of Integra Bank Corporation and Integra Bank National Association. He has served as Chairman of the Board and Chief Executive Officer of Integra Bank Corporation since August 1999 and was named President of Integra Bank Corporation in January 2000. Mr. Vea previously served as President and Chief Executive Officer, Bank One, Cincinnati, Ohio, a position he held from 1995 until 1999.

                              DIRECTOR COMPENSATION

During the last fiscal year, non-employee directors were paid an annual retainer of $8,000, plus $750 for each Board of Directors meeting and $500 for each committee meeting attended. Further, each non-employee director acting as chair of a committee was paid an additional annual retainer of $1,000. Directors and committee chairs who are employees receive no separate compensation for Board service.

In 2003, the Compensation Committee engaged Clark Consulting, an independent compensation consultant with expertise in financial institutions to review the Company's non-employee director compensation program. In December 2003, the Compensation Committee approved a new compensation program for non-employee directors. Beginning in 2004, each non-employee director will receive an annual retainer of $24,000 - one-half of which will be paid in the form of restricted stock issued under the Company's 2003 Stock Option and Incentive Plan and one-half of which will be paid in cash. The grant of restricted stock will be made as of the annual meeting of shareholders and will vest in three equal annual installments following the year in which the date of grant occurs or if earlier, in full on the date he or she is no longer serving as a director. The cash portion of the annual retainer will be paid on a quarterly basis. Persons who are appointed directors after the annual meeting of shareholders will receive a pro rated portion of the annual retainer determined at the time of their appointment.

Each non-employee director will also receive a cash fee of $900 for each meeting of the Board of Directors of the Company attended and $600 for each committee meeting. Directors serving as chairs of committees and the director designated as the Presiding Independent Director will receive an additional annual cash retainer of $2,000, payable on a quarterly basis. Non-employee directors who attend seminars or other training sessions that are approved in advance by the Chairman of the Board will be paid an additional fee of $900 for each full day spent in training.

All directors are entitled to receive reimbursement for travel and other expenses incurred in attending meetings of the Boards or committees and training programs or seminars approved in advance by the Chairman of the Board.

Directors are expected to own shares with an aggregate value equal to $100,000 within five years of being elected a director.

                       COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for the Company's chief executive officer and the four most highly compensated executive officers based on salary and bonus for 2003 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                   -------------------------------------    --------------------------------------
                                                                                       AWARDS              PAYOUTS
                                                                            ---------------------------    -------
                                                                             RESTRICTED     SECURITIES
                                                             OTHER ANNUAL      STOCK        UNDERLYING      LTIP       ALL OTHER
NAME AND                                  SALARY    BONUS    COMPENSATION      AWARDS        OPTIONS       PAYOUTS   COMPENSATION
PRINCIPAL POSITION                 YEAR     ($)     ($)(3)       ($)          ($) (8)          (#)          ($)      ($) (11)
                                   ----   -------   ------   ------------   ------------    -----------    -------   ------------
Michael T. Vea                     2003   399,615   192,331     8,000 (4)     109,794 (9)     69,968          0           120
     Chairman of the Board,        2002   373,615         0    16,862               0         30,000          0             0
     President and                 2001   375,000         0    15,300               0         50,000          0             0
     Chief Executive Officer

Archie M. Brown                    2003   237,308   89,372     47,486 (5)      25,776 (9)     16,432          0           120
     Executive Vice-President      2002   215,950   82,250     40,012               0         15,000          0             0
                                   2001   157,374        0     49,306         182,000 (10)    30,000          0             0

Charles A. Caswell                 2003   228,654   90,258     35,346 (6)      25,776 (9)     26,432          0           720
     Executive Vice-President,     2002    34,607(2)     0     25,000 (7)           0         10,000          0             0
     Chief Financial Officer       2001         0        0          0               0              0          0             0

D. Michael Kramer (1)              2003   220,000   71,531      8,000 (4)      25,776 (9)     16,432          0           120
     Executive Vice-President      2002   213,675   56,250     16,862               0         15,000          0             0
                                   2001   215,000        0     32,240               0         20,000          0             0

Martin M. Zorn                     2003   227,308   93,220      8,000 (4)      25,776 (9)     16,432          0           120
     Executive Vice-President,     2002   208,675   67,500      8,000               0         15,000          0             0
     and Secretary                 2001   153,747        0     87,568         179,000 (10)    20,000          0             0

(1) Mr. Kramer's responsibilities have changed and he no longer serves as an executive officer of the Company.

(2) Represents salary for partial year from October 29, 2002, when Mr. Caswell became an executive officer.

(3) Includes annual bonus pursuant to the Company's 2003 Executive Annual and Long-Term Incentive Plan.

(4)  Amount represents 401(k) match contribution.

(5) Amount includes $39,486 of relocation expenses; and 401(k) match contribution of $8,000.

(6) Amount includes $25,000 representing one-half of signing bonus; $2,346 of relocation expenses; and 401(k) match contribution of $8,000.

(7)  Amount represents one-half of signing bonus.

(8) The value of the restricted stock included in this column is determined by multiplying the closing market price of the common stock on the respective dates of grant of the awards by the number of shares awarded. The named executive officers held shares of restricted stock as of December 31, 2003, with market values as of that date (calculated by multiplying the closing market price of the common stock on that date by the total number of restricted shares held by each officer) as follows: Mr. Vea, 6,402 shares valued at $140,844; Mr. Brown, 9,503 shares valued at $209,066; Mr. Caswell, 1,503 shares valued at $33,066; Mr. Kramer, 1,503 shares valued at $33,066; and Mr. Zorn, 9,503 shares valued at $209,066.

     The officers have the right to vote the restricted stock. Dividends are paid on vested and unvested restricted stock at the same rate as other outstanding shares of the Company's common stock. Unvested restricted stock is forfeited upon termination of employment. Restricted stock awards are based on the Compensation Committee's evaluation of performance, taking into account criteria and goals similar to those used to determine annual incentive awards.

(9) Mr. Vea was granted 6,402 shares of restricted stock on June 18, 2003. Each of Messrs. Brown, Caswell, Kramer and Zorn was granted 1,503 shares of restricted stock on June 18, 2003. The restricted stock awards vest in equal thirds on each anniversary of the date of issue or upon termination due to death, disability or a "change in control" of the Company.

(10) As a portion of their employment offer, 8,000 shares of restricted stock were awarded to Mr. Brown and Mr. Zorn in 2001. Restricted stock awards granted in 2001 vest in equal thirds on each anniversary of the date of issue or upon termination due to death, disability, retirement after age 60, or a "change in control" of the Company.

(11) Represents the dollar value of the insurance premiums paid for term life insurance.

                            2003 STOCK OPTION GRANTS

The following table sets forth information on the stock options granted to the Named Executive Officers during 2003.

                                        Individual Grants
-----------------------------------------------------------------------------------------
                      Number of    % of Total
                     Securities     Options
                     Underlying    Granted to     Exercise
                       Options      Employees       Price       Expiration   Grant Date
       Name          Granted (1)    in 2003     ($ Per Share)      Date      Value ($)(2)
------------------   -----------   ----------   -------------   ----------   ------------
Michael T. Vea         69,968        19.7%         17.00         06/18/13      221,099
Charles A. Caswell     10,000         2.8%         16.56         02/28/13       34,027
Charles A. Caswell     16,432         4.6%         17.00         06/18/13       51,925
Archie M. Brown        16,432         4.6%         17.00         06/18/13       51,925
D. Michael Kramer      16,432         4.6%         17.00         06/18/13       51,925
Martin M. Zorn         16,432         4.6%         17.00         06/18/13       51,925

(1) The options that expire June 18, 2013 vest on the second anniversary of the grant date. The option that expires February 28, 2013 vests in three equal installments on the first, second and third anniversaries of the grant date.

(2) These values were established using the Black Scholes stock option valuation model, modified to include dividends. Assumptions used to calculate the grant date value during 2003 were as follows:

     (a) Expected Volatility - A stock price volatility of 33.2% was used in the calculation of the option grants expiring June 18, 2013 and 36.8% for option grant expiring February 28, 2013.

     (b) Risk Free Rate - A risk-free interest rate of 2.6% was used in the calculation of the option grants expiring June 18, 2013 and 4.1% for option grant expiring February 28, 2013.

     (c) Dividend Yield - A dividend yield of 5.5% was used in the calculation of the option grants expiring June 18, 2013 and 5.7% for option grant expiring February 28, 2013.

     (d) Time of Exercise - the maximum exercise period for each grant at the time of the grant was 10 years, and the assumed life was 7 years for options expiring June 18, 2013 and 10 years for options expiring February 28, 2013.

                 2003 STOCK OPTION EXERCISES AND YEAR-END VALUES

The following table sets forth the number and value of all unexercised stock options held by the Named Executive Officers at year-end.

                                                           Number of                Value of Unexercised
                                                     Underlying Unexercised        "in-the-money" Options
                     Shares Acquired    Value         Options at 12/31/03             at 12/31/03 (1)
                       on Exercise     Realized              (#)                            ($)
Name                      (#)            ($)      Exercisable   Unexercisable    Exercisable   Unexercisable
----                 ---------------   --------   -----------   -------------    -----------   -------------
Michael T. Vea             0              0         188,583        106,635         49,350        396,040
Archie M. Brown            0              0          24,999         36,433         11,550        105,260
Charles A. Caswell         0              0           3,333         33,099         18,465        173,495
D. Michael Kramer          0              0          40,833         33,099         19,050        105,260
Martin M. Zorn             0              0          18,333         33,099         11,550        105,260

(1) Value is calculated based on the closing market price of the common stock on December 31, 2003 ($22.00), less the applicable option exercise price.

                        LONG-TERM INCENTIVE PLAN BENEFITS

The table below provides certain information relating to the deferred cash benefits granted to the Named Executive Officers under the Company's Executive Annual and Long-Term Incentive Plan during the year ended December 31, 2003. Each year forty percent (40%) of the annual cash award, if any, earned under the plan is mandatorily deferred until December 31, 2006. The deferred cash award is payable to the recipient at the end of the performance period in the event certain long-term financial performance goals are met.

                     Performance
                      or Other    Estimated Future Payouts Under
                       Period     Non-Stock Price Based Plans (1)
                        Until     --------------------------------
                     Maturation   Threshold   Target      Maximum
                      or Payout   ($ or #)   ($ or #)     ($ or #)
                     ---------    --------   --------     --------
Michael Vea            4 years      $  0     $ 147,455   $  256,442
Archie M. Brown        4 years         0        68,520      119,164
Charles Caswell        4 years         0        69,198      120,344
D. Michael  Kramer     4 years         0        54,840       95,374
Martin M. Zorn         4 years         0        71,468      124,292

(1) The threshold, target and maximum payments are based on the Company's earnings per share percentile ranking as compared to the Board's designated peer group at the end of 2005 and 2006. No payout is to be made if the Company's earnings per share ranks below the threshold rankings at the end of the performance periods. The cash benefit deferred in 2003 for each of Messrs. Vea, Brown, Caswell, Kramer and Zorn was $128,221, $59,582, $60,172, $47,687 and $62,146, respectively.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table gives information concerning the number of shares of common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2003.

                                   A                           B                            C
Plan category                      Number of securities to be  Weighted-average exercise    Number of securities
                                   issued upon exercise of     price of  outstanding        remaining available for
                                   outstanding options,        options, warrants and        future issuance under
                                   warrants and rights (1)     rights (1)                   equity compensation
                                                                                            plans (excluding
                                                                                            securities reflected in
                                                                                            column A) (1)
                                                (#)                   ($)                          (#)
Equity compensation plans                  1,086,377                    21.20                      812,654
approved by security holders (2)

Equity compensation plans not
approved by security holders                  31,500 (3)               25.83 (3)                         0

Total                                      1,117,877                   21.33                       812,654

(1)      Adjusted to give effect to stock dividends.

(2) Consists of the 1999 Stock Option and Incentive Plan and the 2003 Stock Option and Incentive Plan.

(3) Represents non-qualified options granted to Mr. Vea in 1999 under his Contract of Employment.

                              EMPLOYMENT AGREEMENTS

MR. VEA'S CONTRACT OF EMPLOYMENT

Michael T. Vea is serving as chief executive officer of the Company pursuant to a Contract of Employment dated August 23, 1999. The contract currently has a term ending December 31, 2006. The term automatically extends each year for an additional year unless either party elects to not further extend the term by providing written notice by March 15. The contract provides for a minimum annual base salary, which is subject to annual review by the Compensation Committee. The base salary may be increased based upon performance criteria (but not decreased below $350,000, except for across-the-board salary reductions similarly affecting all employees of the Company whose job positions and responsibilities are substantially the same as Mr. Vea.) In June 2003, the Compensation Committee approved a base salary increase to $405,000 for Mr. Vea effective April 1, 2003.

The contract provides for a lump-sum severance payment if Mr. Vea's employment is terminated under certain circumstances by the Company or by Mr. Vea. The amount of the payment would be equal to the unpaid base salary for the remaining term of the contract (but not less than one year) unless Mr. Vea terminates his employment for "good reason" which would include a "change in control" of the Company (as defined in the contract), in which case the severance payment would be based upon his base salary for a three-year period, plus an amount equal to the larger of the performance bonus paid in the preceding year or the average of the performance bonuses paid in the preceding three years. Mr. Vea is required to pay any excise taxes with respect to any compensation paid to him that would represent an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), unless the Board has previously approved the events consisting of the change in control or Mr. Vea has terminated his employment for certain of the criteria that constitute good reason after a change in control of the Company has occurred.

EMPLOYMENT AGREEMENTS FOR EXECUTIVE VICE PRESIDENTS

Each of the executive vice presidents is a party to an employment agreement with the Company. The agreements have terms ending June 30, 2006; however, the term is automatically extended for successive terms of one year each unless either party elects not to further extend the term by providing written notice at least sixty days prior to the scheduled expiration. The employment agreements provide for the following base salaries: Archie M. Brown - $240,000, Charles A. Caswell
- $230,000, D. Michael Kramer - $220,000, and Martin M. Zorn - $230,000. Each executive officer also participates in the Company's other compensation plans.

The agreements provide for a lump sum severance payment equal to one times the base salary then in effect if the Company terminates the executive officer's employment without cause and in the absence of "change in control" or if the officer terminates employment because of a material breach by the Company. If the executive officer's employment is terminated within six months before or two years after a "change in control" for any reason other than death, disability or cause, or if the officer terminates his employment for good reason six months before or within two years after a change in control, then the officer is entitled to receive a lump sum severance payment equal to the greater of (1) an amount that when added to all other accelerated payments or benefits would be equal to 2.9 times the "base amount" as defined in section 280G of the Code or
(2) 2.9 times the base amount minus any excise taxes payable by the executive as an "excess parachute payment."

The employment agreements contain restrictive covenants for the benefit of the Company that would prevent the executive officer from working in a similar capacity for a competitive enterprise for two years from the date of termination of employment (one year in the event that the employment is terminated without cause) within any county in which the Company or its subsidiaries have an office or a branch.

                            OTHER COMPENSATION PLANS

2003 STOCK OPTION AND INCENTIVE PLAN

The Company's 2003 Stock Option and Incentive Plan reserves a total of 1,000,000 shares of common stock that may be issued in awards in the form of stock options, restricted shares, performance shares and performance units. No more than 300,000 of the shares reserved for issuance under the plan may be issued in the form of restricted shares, performance shares or performance units. The total number of shares which may be granted to any participant during any calendar year under all forms of awards may not exceed 200,000 shares. The Compensation Committee of the Board of Directors has broad discretion to determine the form and amounts of awards and to administer and interpret the plan.

2003 EXECUTIVE ANNUAL AND LONG-TERM INCENTIVE PLAN

Under the 2003 Executive Annual and Long-Term Incentive Plan, Messrs. Vea, Brown, Caswell, Kramer and Zorn are entitled to receive annual bonus compensation upon the attainment of certain objective performance targets. The target annual bonuses (as a percentage of base salary) are equal to 60% for Mr. Vea and 45% for the other executive officers. The maximum annual bonuses for Mr. Vea and the other executive officers are 100% and 80%, respectively. No bonus is paid if the minimum threshold award levels are not achieved. Annual bonuses are based on growth of earnings per share, credit quality and certain strategic drivers (collectively, the "Annual Objectives"). The strategic drivers are based on the Company's strategic plan and relate to each executive's job responsibilities. Each of these executive officers has three to five strategic drivers as award criteria. The performance measures will be weighted 33% for EPS growth, 33% for credit quality and 34% for strategic drivers. The Compensation Committee approves the Annual Objectives and related thresholds for the minimum, target and maximum award levels at the beginning of each year. In the event an annual bonus is earned, sixty percent (60%) is paid in cash and the remaining forty percent (40%) is deferred for payment until December 31, 2006. The payment of the deferred bonus amount is contingent upon the Company achieving long-term goals relating to EPS growth, credit quality and certain other factors determined by the Compensation Committee. The executive officers will be paid in cash an amount equal to 115% of their aggregate deferred bonus amount over the four-year period if the long-term target thresholds are met and 200% if the long-term maximum thresholds are met. No payment is to be made if the long-term target thresholds are not achieved. Furthermore, no interest is paid on any deferred bonus amounts.

401(k) PLAN

The Company maintains the Integra Bank Corporation Employees 401(k) Plan (the "401(k) Plan") for substantially all full-time and part-time employees. Employees may voluntarily contribute to the plan. The Company matches employee contributions in an amount equal to 100% of the employee's contributions up to 3% of the employee's compensation plus 50% of the employee's contributions greater than 3% and up to 5% of the employee's compensation. The Company may also make an additional profit sharing contribution to the plan, subject to the discretion of the Board of Directors. There was no profit sharing contribution made for 2003.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE PHILOSOPHY

The Compensation Committee of the Board of Directors currently consists of the non-employee directors named below. The Committee believes that the Company's compensation policies should meet the following objectives:

- support a pay-for-performance policy that rewards executive officers for coordinated and sustained results that enhance the Company's performance and maximize the value of the Company to its shareholders; and

- provide incentive compensation opportunities which are competitive with comparable peer banks, allowing the Company to attract and retain the highly skilled management personnel necessary to insure its long-term success.

These objectives are implemented in an executive compensation program which includes competitive base salaries and fringe benefits, cash bonuses tied to performance and stock-based compensation. These components of total compensation are integrated to provide overall compensation that is based on competitive practices relative to both the level and the design of executive compensation in comparable peer banks. Decisions regarding any single component of compensation take into account the impact of proposed changes on the competitive position of total compensation.

BASE SALARIES

The Committee reviews and approves salaries for the chief executive officer and the other executive officers on an annual basis. The Committee considers the recommendations of and relies on information provided by Clark Consulting, an independent compensation consultant experienced in advising financial institutions. The information considered generally includes data derived from reports of public bank holding companies and national compensation surveys. In addition, the chief executive officer provides input on the salaries of the other executive officers. For 2003, the salaries were based on market compensation data, an analysis of each officer's performance during the prior year, the Company's performance and the executive's expected future performance. In approving salary decisions, the Committee exercises its discretion and judgment with no specific formula being applied to determine salary levels.

CASH INCENTIVE COMPENSATION

In 2003, the Committee with the assistance of Clark Consulting completed a comprehensive review of the Company's equity plan, annual incentive plan and overall compensation program. Based on this review, the Committee developed a new cash incentive plan, which was later approved by the Board as the 2003 Executive Annual and Long-Term Incentive Plan (the "2003 Cash Incentive Plan"). The plan is designed to provide competitive bonus awards conditioned on the achievement of objective performance targets. The 2003 Cash Incentive Plan is summarized above under "Other Compensation Plans".

The chief executive officer and four executive officers participated in the 2003 Cash Incentive Plan. As the Annual Objectives were achieved, sixty percent (60%) of the annual bonus was paid and the remaining forty percent (40%) was deferred to 2006 and is contingent on achieving long-term goals. The bonuses were based strictly on the criteria and calculation methods specified in the 2003 Cash Incentive Plan, and the Committee did not make any discretionary adjustments.

STOCK-BASED COMPENSATION

The Committee believes that equity awards motivate executives and other employees to create long-term growth in shareholder value. Periodic equity awards also provide an incentive that focuses the executives' attention on managing the business as owners of the Company and assist executive officers in meeting minimum stock ownership guidelines. Executive officers are expected to own shares equal to a specified multiple of base salary, depending upon the management level, to be achieved by the later of the end of 2007 or five years from the date of initial employment.

Pursuant to the Company's 2003 Stock Option and Incentive Plan, options, restricted stock, and other forms of equity are granted at the discretion of the Committee, based on an evaluation that takes into account performance criteria and goals similar to those used to determine annual cash incentives. The number of shares covered by such grants is determined based upon assessment of the individual's performance. In making awards, the Committee considers the recommendation of and relies on information provided by Clark Consulting. In addition, the Committee considers the recommendation of the chief executive officer in determining awards to the other executive officers and employees.

During 2003, as described below, the Committee granted an award of options and restricted stock to Mr. Vea. The Committee also granted options to purchase an aggregate of 75,728 shares to the Named Executive Officers and options to purchase an aggregate of 219,250 shares were granted to other employees. The options granted vest either equally over three years or after two years.

During 2003, the Committee also granted restricted stock awards to the Named Executive Officers. Each of Messrs. Brown, Caswell, Kramer and Zorn was granted 1,503 shares of restricted stock on June 18, 2003. The restricted stock awards vest equally over three years.

COMPENSATION OF CEO

Michael T. Vea serves as the Company's chief executive officer. Mr. Vea's current base salary of $405,000 was determined by the Committee through an assessment of several factors, including the annual financial results of the Company, a review of salaries paid to chief executive officers of comparable peer banks, and an evaluation of his performance. Mr. Vea earned an award of $320,552 under the 2003 Cash Incentive Plan. Mr. Vea received sixty percent of that amount ($192,331) in 2003, and the remaining forty percent of the award is deferred to 2006, contingent on the achievement of long-term goals. The Committee also awarded Mr. Vea options to purchase 69,968 shares of the Company's stock (which vest after two years) and 6,402 shares of restricted stock (which vest equally over three years).

SECTION 162(m)

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executives of public companies in excess of $1 million in any year unless the compensation qualifies as performance-based compensation. Historically, the compensation paid to the Company's executive officers would not have been affected by Section 162(m). None of the compensation paid to executive officers of the Company for 2003 is nondeductible. The Committee will consider the possible impact of Section 162(m) on future compensation decisions and will endeavor, where possible, to make compensation awards which qualify as performance-based compensation.

Submitted by the Compensation Committee:

Richard M. Stivers, Chair; Dr. H. Ray Hoops; and Thomas W. Miller.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.

                              AUDIT-RELATED MATTERS

                          REPORT OF THE AUDIT COMMITTEE

The Company's Audit Committee is comprised of the undersigned three directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current composition satisfies the rules of the National Association of Securities Dealers Inc. that govern audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by Nasdaq rules.

The principal functions of the Audit Committee are to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, selecting and evaluating and, where appropriate, replacing the independent accountants, monitoring the system of internal controls which management has established and assisting in various other legal and regulatory requirements. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication among the Board of Directors, management and the independent accountants.

The Audit Committee has adopted a written charter, which has been approved by the full Board of Directors. The charter specifies the scope of the Audit Committee's responsibilities and how it should carry out those responsibilities. A copy of the current Charter is attached as Exhibit A to this Proxy Statement.

The Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their plans, audit scope and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees", and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2003, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee: Robert W. Swan, Chair; Ronald G. Reherman; and Daniel T. Wolfe.

                         PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees billed to the Company by our principal accounting firm, PricewaterhouseCoopers LLP ("PWC"), for the years ended December 31, 2003 and December 31, 2002:

   FEE CATEGORY        2003 FEES        2002 FEES
   ------------        ---------        ---------
Audit Fees            $    361,500    $     361,961
Audit-Related Fees               0                0
Tax Fees                    61,965           67,605
All Other Fees              60,851           89,498
                      ------------    -------------
Total  Fees           $    484,316    $     519,064
                      ============    =============

Audit Fees. Consists of fees billed for professional services rendered for the audit of the Company's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PWC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees".

Tax Fees. Consists of fees billed for professional services for federal and state tax compliance, tax advice and tax planning.

All Other Fees. Consists of fees for audit and review of information system controls other than the services reported above.

                      PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves all audit and permissible non-audit services to be provided to the company by PWC prior to commencement of services. Mr. Swan, Audit Committee Chairman, has the delegated authority to pre-approve such services up to a specified aggregate fee amount and these pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting. The Audit Committee approved the engagement of PWC as the Company's independent auditors for 2003 prior to the time PWC commenced providing those services. The Company has adopted pre-approval policies which require the Audit Committee or its designee, Mr. Swan, to pre-approve proposed services from PWC. The Audit Committee may approve certain specific categories of services within a specific range of fees up to twelve months in advance. Any proposed services not included within the specific categories of pre-approval services or exceeding pre-approved cost levels or budgeted amounts require separate pre-approval by the Audit Committee.

                          COMPARATIVE STOCK PERFORMANCE

The following is a line graph comparing the cumulative total shareholder return over the years 1998 through 2003 among the Company (IBNK); the Nasdaq Stock Market, U.S. Companies only, (NASDAQ - Total US); the Nasdaq Bank Stocks (NASDAQ Bank Index); and midwest bank index (SNL Midwest Bank Index). It assumes that $100 was invested December 31, 1998, and all dividends were reinvested. The shareholder return shown on the graph is not necessarily indicative of future performance.

                              [PERFORMANCE GRAPH]

                                                   PERIOD ENDING

INDEX                        12/31/98   12/31/99   12/31/00  12/31/01  12/31/02   12/31/03
Integra Bank Corporation      100.00      72.85      77.14     65.65     58.81      76.35
NASDAQ - Total US             100.00     185.95     113.19     89.65     61.67      92.90
NASDAQ Bank Index*            100.00      96.15     109.84    118.92    121.74     156.62
SNL Midwest Bank Index        100.00      78.57      95.15     97.24     93.80     120.07

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004.

Used with permission. All rights reserved. crsp.com.

                          TRANSACTIONS WITH MANAGEMENT

Directors and officers of the Company and its subsidiaries and their affiliates have transactions with the Company's subsidiaries. These transactions consist of extensions of credit made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management, those transactions do not involve more than a normal risk of being collectible or present other unfavorable terms.

                 PROPOSALS FOR SHAREHOLDER ACTION AT THE MEETING

                     PROPOSAL 1: ELECTION OF FOUR DIRECTORS

Four directors are to be elected at the meeting for a three-year term ending at the 2007 Annual Meeting. Dr. H. Ray Hoops, Ronald G. Reherman, Robert W. Swan and Robert D. Vance, who are presently directors of the Company, have been nominated by the Board of Directors based on the recommendation of the Nominating and Governance Committee for election at this Annual Meeting. The accompanying proxy will be voted for the Board of Directors' nominees, except where authority to so vote is withheld. Should the nominees be unable to serve, the proxy will be voted for such persons as shall be designated by the Board of Directors.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOUR NOMINEES FOR DIRECTOR.

         PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP, ("PWC") as independent auditors for the Company for 2004. While it is not required to do so, the Board of Directors is submitting the selection of PWC for ratification in order to permit shareholders to express their approval or disapproval. In the event of a negative vote, the Audit Committee may reconsider this appointment. Representatives of PWC will be present at the meeting and will be given an opportunity to respond to questions and make a statement, if they desire.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
                OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                  SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

The date by which shareholder proposals must be received by the Company for inclusion in the proxy materials relating to the 2005 annual meeting of shareholders is November 25, 2004. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before a shareholders' meeting. With respect to annual meetings, the By-Laws generally provide that a shareholder of record entitled to vote at such meeting may nominate one or more persons for election as director or directors or properly bring business before such meeting only if the shareholder gives written notice thereof to the Secretary of the Company not less than 90 days prior to the annual meeting. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal. These advance notice and eligibility provisions are set forth in Article II, Section 9, and Article III,
Section 8 of the Company's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to Secretary, Integra Bank Corporation, 21 S. E. Third Street, P. O. Box 868, Evansville, Indiana 47705-0868.

                                                                       EXHIBIT A

                                 CHARTER OF THE
                  AUDIT COMMITTEE OF THE BOARDS OF DIRECTORS OF
                            INTEGRA BANK CORPORATION
                                       AND
                                INTEGRA BANK N.A.

PURPOSE

The Audit Committee of the Boards of Directors of Integra Bank Corporation (the "Company") and Integra Bank N.A. (the "Bank") is appointed by the Boards to assist the Boards in monitoring (1) the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function, (4) the performance of the independent auditor, and (5) the Company's compliance with legal and regulatory requirements.

The Committee is responsible for producing the annual report required by the regulations of the Securities and Exchange Commission (the "SEC") to be included in the Company's proxy statement.

The Committee also performs all duties required by the FDIC to be performed by the audit committee of the Bank that the Boards of Directors determine are appropriate to the size of the Bank and the complexity of its operations. The Committee will continue to perform those duties so long as the Bank meets the "holding company exception" to the FDIC's audit committee requirements (currently, the subsidiary must have total assets of less than $5 billion or total assets of $5 billion or more and a composite CAMELS rating of 1 or 2).

The Committee also performs all duties required by Part 9 of the regulations of the Comptroller of the Currency (the "OCC") to be performed by a fiduciary audit committee of the Bank.

MEMBERSHIP

The Committee shall consist of at least three directors. The members of the Committee shall meet the independence and experience requirements of the Nasdaq Stock Market applicable to National Market issuers, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), SEC rules and regulations, FDIC requirements and OCC requirements.

The Committee shall consist of a majority of members who are not also members of any committee to which the Boards of Directors have delegated power to manage and control the fiduciary activities of the Bank.

Each member of the Committee shall (1) meet the standards for an independent director and the heightened standards of independence for Audit Committee members as set forth in the Company's Corporate Governance Principles; and (2) be an "outside director independent of management" within the meaning of FDIC requirements.

"Outside director independent of management" means a person determined to so qualify at least annually by the Boards of Directors. In making such determination, the Boards of Directors should consider all relevant information. If any depository institution subsidiary is a "large institution" within the meaning of FDIC regulations (currently total assets in excess of $3 billion at the beginning of the year), then the Committee shall not include any "large customers" of such subsidiary, as determined by the Boards of Directors.

All members of the Committee shall be able to read and understand fundamental financial statements. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or have been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. At least one member of the Committee shall be an audit committee financial expert as defined by the SEC. Two members of the Committee must have banking or related financial management expertise if any depository institution subsidiary is a "large institution" within the meaning of FDIC regulations (currently, total assets in excess of $3 billion at the beginning of the year). Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The Committee shall determine whether members should undergo any initial or annual training to help them fulfill their responsibilities.

The Committee members shall serve at the pleasure of the Boards. Unless a Chair is appointed by the full Boards, the members of the Committee may designate a Chair by vote of the Committee members.

MEETINGS

The Committee shall meet at least six times annually or more frequently as circumstances dictate, the schedule and frequency of meetings to be determined by the Boards of Directors or the Committee. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately. The Committee may request any officer or employee of the Company or the Bank or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

AUTHORITY AND RESPONSIBILITIES

The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, as required by Section 10A(m)(2) of the Exchange Act. The Committee shall preapprove all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for the Company by its independent auditor (subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to completion of the audit). The independent auditor shall report directly to the Committee.

The Committee may form and delegate authority to the Chair or subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such persons to grant preapprovals shall be presented to the Committee at its next scheduled meeting.

The Committee shall have the authority, to the extent it deems necessary or appropriate and without seeking Board approval, to retain independent legal, accounting or other advisors. The Committee is not precluded from seeking advice from regular outside counsel to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report, to any advisors employed by the Committee and for ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

The Committee shall make regular reports to the Boards. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Boards for approval. The Committee shall annually review the Committee's own performance.

The Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend whether the audited financial statements should be included in the Company's Form 10-K.

2. Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements.

3. Discuss with management and the independent auditor major issues regarding accounting principles and financial statement presentations, including all critical accounting policies, practices and estimates used and required disclosures related thereto, the adequacy and disclosure of reserves, any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies.

4. Review and discuss reports from the independent auditor required to be provided to the Committee by Section 10A(k) of the Exchange Act on:

     a.   all critical accounting policies and practices to be used;

     b. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

     c. other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as the Company's off-balance sheet structures.

7. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

8. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9. Review disclosures made to the Committee by the Company's Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the company's internal controls.

10. Review and approve all related-party transactions not otherwise approved by the full Boards.

11. Review with management and the independent accountants the basis for their respective reports issued pursuant to FDIC requirements, including call reports, FDICIA documentation and reporting and other similar reports, as well as any statement of management's responsibilities for financial statements and internal controls.

Oversight of the Company's Relationship with the Independent Auditor

12.  Review and evaluate the lead partner of the independent auditor.

13. Discuss with the independent auditor at least annually: (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (c) any steps taken to deal with any such issues.

14. Ensure receipt from the independent auditor of a formal written statement delineating all relationships between thE independent auditor and the Company, consistent with Independence Standards Board Standard No. 1, and actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor. The Audit Committee shall take, or recommend that the Boards take, appropriate action to oversee the independence of the independent auditor.

15. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by Section 10A(j) of the Exchange Act.

16. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

17. Recommend to the Boards policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

18. Discuss with the national office of the independent auditor issues on which it was consulted by the Company's audit team and matters of audit quality and consistency.

19. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Company's Internal Audit Function

20. Review the appointment and replacement of the senior internal auditing executive.

21. Review the significant reports to management prepared by the internal auditing department and management's responses.

22. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

23. Review with the Boards the performance of the Company's internal audit function.

Compliance Oversight Responsibilities

24. Discuss with the independent auditor whether during the audit the auditor detected or became aware of any illegal act that has or may have occurred and whether the provisions of Section l0A(b) of the Exchange Act have been followed.

25. Obtain reports from management and the Company's senior internal auditing executive that the Company is and its subsidiaries are in conformity with applicable legal requirements and the Company's Code of Business

     Conduct. Review reports and disclosures of insider and affiliated party transactions. Advise the Boards with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct.

26. Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

27. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

28. Discuss with counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

29. Conduct or authorize investigations into any matters within the Committee's scope of responsibility.

30. Provide such reports or disclosures concerning the activities or composition of the Committee as may be required by the rules of the SEC, the Nasdaq Stock Market, the FDIC or the OCC and other regulatory authorities.

Oversight of the Audit of Fiduciary Activities

31. Ensure that the Bank arranges for a suitable audit of all significant fiduciary activities at least once during each calendar year by internal or external auditors responsible only to the Committee.

32. Select the auditors to perform the audit of the Bank's fiduciary activities, review and approve the scope of the proposed audit for the ensuing year and the audit procedures to be utilized, approve the fees payable to the auditors.

33.  Evaluate the qualifications and performance of the auditors.

34. Consider and approve, if appropriate, major changes to fiduciary principles and practices as suggested by the auditors or management.

35. Following the completion of the annual audit of the Bank's fiduciary activities, review separately with management and the auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

LIMITATION OF AUDIT COMMITTEE'S ROLE

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

[INTEGRA BANK CORPORATION LOGO]

21 S.E. Third Street, P.O. Box 868, Evansville, Indiana 47705-0868

                                                     Account Number:

                                                                PIN:

                                                     Proxy Sequence:

                  - Please detach and return bottom portion. -

   YOU ARE NOW ABLE TO CAST YOUR VOTE BY USING THE INTERNET. INSTRUCTIONS FOR VOTING ARE LISTED BELOW. YOUR ACCOUNT NUMBER,PIN AND PROXY SEQUENCE FOR VOTING
                                ARE NOTED ABOVE.

                             YOUR VOTE IS IMPORTANT!

                                VOTE BY INTERNET
           Have your Proxy Card available when you access the website HTTP://WWW.INTEGRABANK.COM. You will be prompted to enter your Account Number and PIN and then you can follow the simple prompts that will be presented to you to record your vote.
                           HTTP://WWW.INTEGRABANK.COM

                                  VOTE BY MAIL
  Please mark,sign and date your Proxy Card and return it in the postage-paid envelope provided or return it to: Integra Bank Corporation,Trust
              Services,P.O.Box 868,Evansville,Indiana 47705-0868.
            RETURN YOUR PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IF YOU DO NOT VOTE BY INTERNET,PLEASE SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS. IN THEIR DISCRETION,THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE,THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ALL FORMER PROXIES ARE HEREBY REVOKED.

Please sign exactly as name appears below.     Joint owners must both sign.
                                               Trustees,corporate officers
                                               and others signing in a
                                               representative capacity should
                                               indicate the capacity in which
                                               they sign.

                                               DATED ______________________,2004

                                               _________________________________
                                               Signature
                                               _________________________________
                                               Signature,if held jointly

                                               (                         )
                                               _________________________________
                                               Daytime Telephone Number

Number of Shares Voted
                                               See reverse for more information.

[INTEGRA BANK CORPORATION LOGO]

[DIRECTIONS TO THE CENTRE IN EVANSVILLE GRAPH]

Free parking is available in parking lot at Ninth and Locust Streets

INTEGRA BANK CORPORATION
ANNUAL MEETING OF THE SHAREHOLDERS
Wednesday,April 21,2004

The Centre,715 Locust Street,Evansville,Indiana
Ballroom B,C,D

8:30 a.m.  CDT - Continental Breakfast
9:30 a.m.  CDT - Shareholders'Meeting

                    Please detach and return bottom portion.

                       VOTE 24 HOURS A DAY,7 DAYS A WEEK!
           Your Internet vote MUST BE RECEIVED BY 11:59 P.M.EDT ON APRIL
                20,2004, to be counted in the final tabulation.

   Your Account Number,PIN and Proxy Sequence is printed on the reverse side.

   Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked,signed,dated and returned your proxy card.

                        [INTEGRA BANK CORPORATION LOGO]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints Martin M.Zorn and Charles A.Caswell,Proxies,each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as below,all the shares of Common Stock of Integra Bank Corporation held of record by the undersigned on February 20,2004,at the Annual Meeting of Shareholders to be held on April 21,2004,or any adjournment thereof.

Please mark an X in one box under each item.

1.   ELECTION OF DIRECTORS - (term to expire 2007)
[ ]  FOR the four nominees listed below        [ ] AGAINST
     (except as marked to the contrary below)      all nominees listed below

INSTRUCTIONS: To vote against any individual nominee,strike a line through the nominee's name listed below.

    Dr.H.Ray Hoops     Ronald G.Reherman     Robert W.Swan     Robert D.Vance

2. To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation's auditors for 2004.
             [ ] FOR               [ ] AGAINST          [ ] ABSTAIN

3. The proxies are authorized to vote in accordance with the recommendations of the Board of Directors upon such other business as may properly come before the Meeting.

[ ] ANNUAL MEETING Please mark here if you plan to attend the Annual Meeting of Shareholders on April 21,2004.

[ ] ELECTRONIC ACCESS Please mark here if you consent to electronic delivery of future proxy statements,annual reports,Form 10-K and other shareholder communications. You will be sent an e-mail advising you when materials are accessible via the Internet.
     Your E-mail address:_______________________________________________________

 COMMENTS_______________________________________________________________________

________________________________________________________________________________

                                               See reverse for more information.